Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-260995 on Form S-8 and Registration Statement Nos. 333-268121 and 333-268123 on Form S-3 of Orion Office REIT Inc. of our report dated March 24, 2022, relating to the financial statements of VEREIT Office Assets appearing in this Annual Report on Form 10-K of Orion Office REIT Inc. for the year ended December 31, 2022.

/s/ DELOITTE & TOUCHE LLP
Tempe Arizona
March 8, 2023